                                                                     EXHIBIT 2.2

                              TRANSFER AGREEMENT

                      (Partnership Interest Acquisition)
                          (Partnership-Cash-Purchase)


     This Transfer Agreement (this "Agreement") is entered into as of June 13, 1997 by and among PREMIERE TECHNOLOGIES, INC. ("Premiere"), a corporation organized and existing under the laws of Georgia, VOICE PARTNERS OF GREATER MAHONING VALLEY, LTD. ( the "Company"), a limited partnership organized and existing under the laws of Ohio (the "Company Jurisdiction"), and the parties listed on the signature pages hereto as the owners of the Company (whether one or more, referred to as the "Owners").

                                  Background

     This Agreement provides for the acquisition of the Company by Premiere or its wholly-owned subsidiary, Voice-Tel Enterprises, Inc. ("VTE"), pursuant to an acquisition of the partnership interests of each Owner in the Company (the "Partnership Interests") by VTE in exchange for cash consideration (the "Acquisition"). The respective Boards of Directors of Premiere and VTE, and all of the partners of the Company have approved the terms and conditions set forth in this Agreement. This Agreement provides for all of the Owners' equity interests in the Company to be acquired for the consideration described below in the Acquisition.

     Now, Therefore, in consideration of the foregoing, the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Uniform Terms and Conditions attached hereto as EXHIBIT A (the "Uniform Terms") are hereby made a part of and incorporated herein as if fully restated herein. Capitalized terms used and not defined herein shall have the meanings provided in the Uniform Terms. The Transfer Agreement shall control in the event of any conflict with any provision of the Uniform Terms.

     2. The consideration for the Acquisition will be determined in accordance with the provisions of the Uniform Terms; provided that : Article 10, entitled "Share Exchange," shall be deleted in its entirety and in lieu thereof the following shall be inserted:

                               10.  ACQUISITION

     10.1.  ACQUISITION (GENERAL)

               Subject to the terms and conditions of this Agreement, at the
     Effective Time, each   Owner shall transfer and convey to VTE all
     Partnership Interests owned by such Owner   for the Consideration specified
     in the Transfer Agreement.

     10.2   ACQUISITION (CASH CONSIDERATION)

               Subject to the provisions of this Section, and in consideration for the transactions contemplated hereby, at the Effective Time, all Partnership Interests owned by the Owners at the Effective Time shall be exchanged for the right to receive:
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          (a)  an amount of cash equal to ninety percent (90%) of the Company
     Purchase Price; and

          (b) an amount of cash equal to ten percent (10%) of the Company Purchase Price (the "General Escrow Amount")

     (collectively, the "Consideration"). Subject to Section 6.4., the Consideration shall be payable to the Owners pro rata in accordance with their ownership of the Partnership Interests.

The following provisions of the Uniform Terms shall not apply: Article 11, entitled "Forward Triangular Merger," Article 12, entitled "Reverse Triangular Merger," and Article 14, entitled "Accounting Matters" and provided further that any reference in the Uniform Terms to "Company Stock" shall be deemed to be the "Partnership Interests," and any reference to "Stock Transfer" shall be deemed to be a reference to the "Acquisition."

     3.   "Deductible Amount" shall mean $10,000.00.

     4.   "Multiple" shall mean 1.7.

     5. "Reference Number" shall mean $98,718 multiplied by .75, or $74,038.50.

     6. ________________ shall serve as the Owner's Representative under the terms of Section 8.2. of the Uniform Terms.

     7.   EXHIBIT 5.10. (Additional Deliveries)

          None.

     8.   EXHIBIT 6.1.2. (Additional Indemnification Matters)

          None.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                   PREMIERE:
                                   PREMIERE TECHNOLOGIES, INC.

                                   /s/  Patrick G. Jones
                                   ---------------------------------------------
                                   By:  Patrick G. Jones
                                   Its:  Senior Vice President-Finance and Legal


                      [Signatures continued on next page]

                              COMPANY:


                              VOICE PARTNERS OF GREATER MAHONING VALLEY LTD.


                              /s/  William A. Currin
                              -------------------------------------------------
                              Currin Enterprises, Inc., an Ohio Corporation and a General Partner of the Company

                              By:  William A. Currin, President


                              /s/  Philip W. Mikita
                              -------------------------------------------------
                              Mikita Enterprises, Inc., an Ohio Corporation and a General Partner of the Company

                              By:  Philip W. Mikita, President



                              PARTNERS:

                              Execute, print or type full name and full mailing address, phone and fax numbers:


                              /s/  Philip W. Mikita
                              --------------------------------------------------
                              Mikita Enterprises, Inc., an Ohio corporation
                              By:  Philip W. Mikita, President
                              ______________________________
                              ______________________________
                              ______________________________
                              Phone: _______________________
                              Fax:__________________________


                              /s/  William A. Currin
                              --------------------------------------------------
                              Currin Enterprises, Inc., an Ohio corporation
                              By:   William A. Currin, President
                              ______________________________
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________


                      [Signatures continued on next page.]

                              /s/  William A. Currin
                              ----------------------------------------
                              William A. Currin
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________


                              /s/  Philip W. Mikita
                              ----------------------------------------
                              Philip W. Mikita
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________


                              /s/  Peter L. Newell
                              ----------------------------------------
                              Peter L. Newell
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________


                              /s/  Robert D. Phillips
                              ----------------------------------------
                              Robert D. Phillips
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________


                              /s/  Edward De Rose
                              ----------------------------------------
                              Edward De Rose
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________


                              /s/  George E. Currin
                              ----------------------------------------
                              George E. Currin
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________

                              /s/  Robert P. Drew
                              ----------------------------------------
                              Robert P. Drew
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________


                              /s/  Edward G. Sogan
                              ----------------------------------------
                              Edward G. Sogan
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________


                              /s/  Christopher C. Zorn
                              ----------------------------------------
                              Christopher C. Zorn
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________


                              /s/  Thomas C. Tyler
                              ----------------------------------------
                              Thomas C. Tyler
                              ______________________________
                              ______________________________
                              Phone:________________________
                              Fax:__________________________